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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2005

Mines Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-29786	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 W. Riverside Ave., Suite 311 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-6050

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

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ITEM 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

On June 17, 2005 the Company’s Board of Directors appointed Douglas D. Dobbs, to the position of Vice President of Business Development and Corporate Secretary. Mr. Dobbs has been employed by the Company since October 2002 as the Director of Investor Relations.  From 2001 through 2002, Mr. Dobbs was employed with Avista Labs, an energy technology subsidiary of utility company Avista Corporation (NYSE: AVA), as a Senior Business Analyst.  From 1988 to 2001, Mr. Dobbs was a registered investment advisor and investment broker, and most recently from 1996 the founder and president of Dobbs Financial Services, an independent money management and investment brokerage firm affiliated with National Securities Corporation and Schwab Institutional, both NASD member firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINES MANAGEMENT, INC.

/s/ June 22, 2005

By:_________________________________

Glenn R. Dobbs, President

Date:     June 22, 2005